Exhibit 24

March 8, 2004

TO:	Nathan E. Langston
John M. Adams, Jr.

Re:	Power of Attorney; 2003 Form 10-K

Entergy Corporation, referred to herein as the Company, will file with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2003 pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

The Company and the undersigned persons, in their respective capacities as directors and/or officers of the Company, as specified in Attachment I, do each hereby make, constitute and appoint Nathan Langston and John M. Adams, Jr. and each of them, their true and lawful Attorneys (with full power of substitution) for each of the undersigned and in his or her name, place and stead to sign and cause to be filed with the Securities and Exchange Commission the aforementioned Annual Report on Form 10-K and any amendments thereto.

Yours very truly,

ENTERGY CORPORATION

By: /s/ J. Wayne Leonard Wayne Leonard Chief Executive Officer and Director

/s/ Maureen S. Bateman	/s/ W. Frank Blount
Maureen S. Bateman	W. Frank Blount
Director	Director

/s/ George W. Davis	/s/ Simon D. deBree
George W. Davis	Simon D. deBree
Director	Director

/s/ Claiborne P. Deming	/s/ Alexis M. Herman
Claiborne P. Deming	Alexis M. Herman
Director	Director

/s/ J. Wayne Leonard	/s/ Robert v.d. Luft
J. Wayne Leonard	Robert v. d. Luft
Chief Executive Officer Director	Chairman of the Board Director

/s/ Kathleen A. Murphy	/s/ Paul W. Murrill
Kathleen A. Murphy	Paul W. Murrill
Director	Director

/s/ James R. Nichols	/s/ William A. Percy, II
James R. Nichols	William A. Percy, II
Director	Director

/s/ Dennis H. Reilley	/s/ Wm. Clifford Smith
Dennis H. Reilley	Wm. Clifford Smith
Director	Director

/s/ Bismark A. Steinhagen	/s/ Steven V. Wilkinson
Bismark A. Steinhagen	Steven V. Wilkinson
Director	Director

/s/ Leo P. Denault
Leo P. Denault
Executive Vice President and Chief Financial Officer

ATTACHMENT I

Entergy Corporation

Chief Executive Officer and Director - J. Wayne Leonard (principal executive officer)
Executive Vice President and Chief Financial Officer - Leo P. Denault (principal financial officer)

Directors - Maureen S. Bateman, W. Frank Blount, George W. Davis, Simon D. deBree, Claiborne P. Deming, Alexis M. Herman, J. Wayne Leonard, Robert v.d. Luft, Kathleen A. Murphy, Paul W. Murrill, James R. Nichols, William A. Percy, II, Dennis H. Reilley, Wm. Clifford Smith, Bismark A. Steinhagen, Steven V. Wilkinson

March 8, 2004
TO:	Nathan E. Langston
John M. Adams, Jr.

Re:	Power of Attorney; 2003 Form 10-K

Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc., and System Energy Resources, Inc. (collectively referred to herein as the Companies) will each file with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2003 pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

The Companies and the undersigned person, in their respective capacities as directors and/or officers of the Companies, as specified in Attachment I, do each hereby make, constitute and appoint Nathan Langston and John M. Adams, Jr. and each of them, their true and lawful Attorneys (with full power of substitution) for each of the undersigned and in his or her name, place and stead to sign and cause to be filed with the Securities and Exchange Commission the aforementioned Annual Report on Form 10-K and any amendments thereto.

Yours very truly,

ENTERGY ARKANSAS, INC. (hereinafter "EAI")
ENTERGY GULF STATES, INC. (hereinafter "EGSI")
ENTERGY LOUISIANA, INC. (hereinafter "ELI")
ENTERGY MISSISSIPPI, INC. (hereinafter "EMI")
ENTERGY NEW ORLEANS, INC. (hereinafter "ENOI")
SYSTEM ENERGY RESOURCES, INC. (hereinafter "SERI")

/s/ Hugh T. McDonald	/s/ E. Renae Conley
HUGH T. McDONALD Chairman, President, and Chief Executive Officer of Entergy Arkansas, Inc.	E. RENAE CONLEY President and Chief Executive Officer - Louisiana of Entergy Gulf States, Inc. and Chairman, President and Chief Executive Officer of Entergy Louisiana, Inc.

/s/ Joseph F. Domino	/s/ Carolyn C. Shanks
JOSEPH F. DOMINO Chairman, President and Chief Executive Officer-Texas of Entergy Gulf States, Inc.	CAROLYN C. SHANKS Chairman, President, and Chief Executive Officer of Entergy Mississippi, Inc.

/s/ Daniel F. Packer	/s/ Gary J. Taylor
DANIEL F. PACKER Chairman, President, and Chief Executive Officer of Entergy New Orleans, Inc.	GARY J. TAYLOR Chairman, President and Chief Executive Officer of System Energy Resources, Inc.

/s/ Joseph F. Domino	/s/ Carolyn C. Shanks
Joseph F. Domino Director, Chairman of the Board, President and Chief Executive Officer-Texas of EGSI	Carolyn C. Shanks Director, Chairman of the Board, President and Chief Executive Officer of EMI

/s/ Donald C. Hintz	/s/ Hugh T. McDonald
Donald C. Hintz Director of EAI, EGSI, ELI, EMI, ENOI and SERI	Hugh T. McDonald Director, Chairman of the Board, President and Chief Executive Officer of EAI

/s/ Richard J. Smith	/s/ Gary J. Taylor
Richard J. Smith Director of EAI, EGSI, ELI, EMI & ENOI	Gary J. Taylor Director, Chairman of the Board, President and Chief Executive Officer of SERI

/s/ Daniel F. Packer	/s/ Leo P. Denault
Daniel F. Packer Director, Chairman of the Board, President and Chief Executive Officer of ENOI	Leo P. Denault Director of EAI, EGSI, ELI, EMI, ENOI and SERI

/s/ E. Renae Conley	/s/ Jay A. Lewis
E. Renae Conley Director of ELI and EGSI, Chairman of the Board, President and Chief Executive Officer of ELI, President and Chief Executive Officer - Louisiana of EGSI	Jay A. Lewis Vice President and Chief Financial Officer, Operations of EAI, EGSI, ELI, EMI and ENOI

/s/ Theodore Bunting
Theodore Bunting Vice President and Chief Financial Officer, Nuclear Operations of SERI

ATTACHMENT I

Entergy Arkansas, Inc.

Chairman of the Board, President and Chief Executive Officer - Hugh T. McDonald (principal executive officer); Vice President and Chief Financial Officer, Operations - Jay A. Lewis (principal financial officer).

Directors - Hugh T. McDonald, Donald C. Hintz, Richard J. Smith and Leo P. Denault

Entergy Gulf States, Inc.

Chairman of the Board, President and Chief Executive Officer- Texas - Joseph F. Domino (principal executive officer); President and Chief Executive Officer-Louisiana - E. Renae Conley, (principal executive officer), Vice President and Chief Financial Officer, Operations - Jay A. Lewis (principal financial officer).

Directors - Richard J. Smith, Joseph F. Domino, Donald C. Hintz, E. Renae Conley and Leo P. Denault

Entergy Louisiana, Inc.

Chairman of the Board, President and Chief Executive Officer - E. Renae Conley (principal executive officer); Vice President and Chief Financial Officer, Operations - Jay A. Lewis (principal financial officer).

Directors - Donald C. Hintz, Richard J. Smith, E. Renae Conley and Leo P. Denault

Entergy Mississippi, Inc.

Chairman of the Board, President and Chief Executive Officer - Carolyn C. Shanks (principal executive officer); Vice President and Chief Financial Officer, Operations - Jay A. Lewis (principal financial officer).

Directors - Donald C. Hintz, Carolyn C. Shanks, Richard J. Smith and Leo P. Denault

Entergy New Orleans, Inc.

Chairman of the Board, President and Chief Executive Officer - Daniel F. Packer (principal executive officer); Vice President and Chief Financial Officer, Operations - Jay A. Lewis (principal financial officer).

Directors - Donald C. Hintz, Daniel F. Packer, Richard J. Smith and Leo P. Denault

System Energy Resources, Inc.

Chairman of the Board, President and Chief Executive Officer - Gary J. Taylor (principal executive officer); Vice President and Chief Financial Officer, Nuclear Operations - Theodore H. Bunting (principal financial officer).

Directors - Gary J. Taylor, Donald C. Hintz and Leo P. Denault